Exhibit 99.2

Business Process Outsourcing Services,
inclusive of International Business Machines Corporation's
Customer Relationship Management and Insurance Outsourcing Businesses
Condensed Combined Financial Statements
September 30, 2013
(Unaudited)

Business Process Outsourcing Services, inclusive of International Business Machines Corporation's Customer Relationship Management and Insurance Outsourcing Businesses
September 30, 2013

Business Process Outsourcing Services, inclusive of International Business Machines Corporation's Customer Relationship Management and Insurance Outsourcing Businesses
September 30, 2013

Condensed Combined Statement of Earnings (Unaudited)

($ in millions)
For the nine months ended September 30:	Notes	2013	2012
Revenue:
Services and products		$931.6	$957.9
Total revenue		931.6	957.9
Cost:
Services and products		699.4	777.9
Total cost		699.4	777.9
Gross profit		232.2	180.0
Expense and other income
Selling, general and administrative		142.8	124.6
Research, development and engineering	G	4.0	4.1
Other (income) and expense		5.8	6.2
Total expense and other income		152.7	134.8
Income before income taxes		79.6	45.1
Provision for income taxes	F	25.6	22.9
Net income		$54.0	$22.2

Amounts may not add due to rounding
The accompaning footnotes are an integral part of the condensed combined financial statements (unaudited)

Business Process Outsourcing Services, inclusive of International Business Machines Corporation's Customer Relationship Management and Insurance Outsourcing Businesses
September 30, 2013

Condensed Combined Statement of Comprehensive Income (Unaudited)

($ in millions)
For the nine months ended September 30:	2013	2012
Net income	$54.0	$22.2
Other comprehensive income/(loss), before tax
Retirement-related benefit plans	0.1	0.2
Foreign currency translation adjustments	(6.2)	2.6
Other comprehensive income/(loss), before tax	(6.1)	2.8
Income Tax (expense)/benefit related to items of other comprehensive income
Other comprehensive income/(loss)	(6.1)	2.8
Total Comprehensive income	$47.9	$25.0
Amounts may not add due to rounding
The accompaning footnotes are an integral part of the condensed combined financial statements (unaudited)

Business Process Outsourcing Services, inclusive of International Business Machines Corporation's Customer Relationship Management and Insurance Outsourcing Businesses
September 30, 2013

Condensed Combined Statement of Financial Position (Unaudited)

($ in millions)	Notes	Sep-13
Assets
Current Assets:
Accounts Receivable-trade (net of allowances of $0.1 in 2013) and other		$141.5
Deferred taxes		15.8
Other current assets		44.1
Total current assets		201.4
Property, plant and equipment		68.4
Less: Accumulated depreciation		(47.1)
Property, plant and equipment - net		21.3
Intangible assets - net	D	1.7
Deferred taxes		0.8
Goodwill		99.5
Other assets		84.5
Total assets		$409.2
Liabilities and equity
Current liabilities:
Accounts payable		$31.1
Taxes		2.8
Compensation and benefits		47.8
Deferred income		41.4
Other accrued expenses and liabilities		44.6
Total current liabilities		167.6
Deferred income		28.2
Compensation and benefits		2.3
Other liabilities		24.5
Total liabilities		222.7
Contingencies and commitments	E
Equity
IBM's net investment		192.4
Accumulated other comprehensive income		(5.9)
Total equity		186.5
Total liabilities and equity		$409.2
Amounts may not add due to rounding.
The accompanying footnotes are an integral part of the condensed combined financial statements (unaudited.)

Business Process Outsourcing Services, inclusive of International Business Machines Corporation's Customer Relationship Management and Insurance Outsourcing Businesses
September 30, 2013

Condensed Combined Statement of Cash Flows (Unaudited)

($ in millions)
For the nine months ended September 30:	2013	2012
Cash flows from operating activities
Net Income	$54.0	$22.2
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation	9.0	6.5
Amortization of Intangibles	0.5	0.2
Stock-based compensation	3.4	4.9
Provision for Deferred Taxes	(1.7)	7.4
Changes in operating assets and liabilities:
Receivables	(2.1)	15.5
Retirement related	0.7	1.0
Other assets/liabilities	(3.8)	(12.4)
Accounts payable	(2.6)	(8.6)
Net cash provided by operating activities	57.4	36.8
Cash flows from investing activities
Payments for plant and other property	(10.0)	(10.3)
Net cash used in investing activities	(10.0)	(10.3)
Cash flows from financing activities
Net IBM investment	(47.4)	(26.5)
Net cash used in financing activities	(47.4)	(26.5)
Cash at January 1 *	—	—
Cash at September 30 *	$—	$—
Amounts may not add due to rounding.
The accompanying footnotes are an integral part of the condensed combined financial statements (unaudited.)
*IBM uses a centralized approach to cash management. Refer to Note A.

Business Process Outsourcing Services, inclusive of International Business Machines Corporation's Customer Relationship Management and Insurance Outsourcing Businesses
September 30, 2013

Notes to Condensed Combined Financial Statements (Unaudited)

Note A
Basis of Presentation
The Condensed Combined Financial Statements have been prepared for the Business Process Outsourcing Services (Businesses) as they were historically managed within IBM’s management and measurement system for the period presented and include the historical assets, liabilities and operations for which the Businesses’ management is responsible. We have presented the Businesses on a combined basis as we believe these meet the definition of related businesses. The Condensed Combined Financial Statements have been derived from the accounting records of IBM using historical assets, liabilities and results of operations directly attributable to the Businesses. For the IIOS subsidiary, all direct revenues and expenses attributable to the business inclusive of Parent allocations for certain costs and expenses, including but not limited to employee labor and benefits, have been maintained in a separate ledger. For CRM, due to the fact that this business, along with other businesses within IBM GPS has heretofore not previously been reported separately, assumptions were required to “carve out” certain of these assets, liabilities and results of operations. In the opinion of the businesses’ management, these statements include all adjustments, which are only of a normal recurring nature, necessary to present a fair statement of the businesses’ results of operations, financial position and cash flows.
The accompanying Condensed Combined Financial Statements and footnotes are unaudited. Interim results are not indicative of financial results for a full year and should be read in conjunction with the audited December 31, 2012 Combined Financial Statements issued on September 12, 2013 for further information.
The Businesses and their parent engage in intercompany transactions, and these Businesses rely on their parent for a substantial amount of their operational and administrative support, for which they are allocated costs on a basis that management believes are reasonable in the circumstances. The amounts recorded for these transactions and allocations are not necessarily representative of the amounts that would have been reflected in the financial statements had the Businesses been entities operated independently of the parent.
The preparation of financial statements requires management to make estimates and assumptions that affect the amounts of assets, liabilities, revenue, costs, expenses and other comprehensive income/(loss) (OCI) that are reported in the Combined Financial Statements and accompanying disclosures. These estimates are based on management’s best knowledge of current events, historical experience, actions that the Businesses may undertake in the future and on various other assumptions that are believed to be reasonable under the circumstances. As a result, actual results may be different from these estimates. These estimates include, but are not limited to: carve out methodologies, allowance for doubtful accounts, realization of deferred tax assets, multiple element arrangements allocation of arrangement fees, collectability assessments, costs to complete services contracts and recoverability of transition costs.

IBM uses a centralized approach to cash management and financing of its operations. Transactions relating to the Businesses with the parent and other IBM related parties are accounted for through the IBM net investment account for the Businesses. Accordingly, none of the IBM cash, cash equivalents or debt at the corporate level has been allocated to the Businesses in the Condensed Combined Financial Statements. IBM manages its foreign currency cash exposure at the IBM Consolidated level; as a result no related derivative hedges have been recorded in the Businesses’ Condensed Combined Financial Statements.

All references to dollar amounts in the Notes to the Condensed Combined Financial Statements are in US dollars. Within the financial statements and tables presented, certain columns and rows may not add due to the use of rounded numbers for disclosure purposes. Percentages presented are calculated from the underlying whole-dollar amounts.

Business Process Outsourcing Services, inclusive of International Business Machines Corporation's Customer Relationship Management and Insurance Outsourcing Businesses
September 30, 2013

Liquidity
The ability of the Businesses to settle obligations as they come due is dependent on IBM funding their operations on an ongoing basis. IBM is committed to funding the operations as necessary to meet the obligations of the Businesses as they come due, for as long as the Businesses are owned and controlled by IBM.

 Note B
Accounting Changes

Standards Implemented
In July 2013, the FASB issued guidance regarding the presentation of an unrecognized tax benefit when a net operating loss carryforward, a similar tax loss, or a tax credit carryforward exists. Under certain circumstances, unrecognized tax benefits should be presented in the financial statements as a reduction to a deferred tax asset for a net operating loss carryforward, a similar tax loss, or a tax credit carryforward. The guidance is a change in financial statement presentation only and has no material impact in the combined financial results. The guidance is effective beginning January 1, 2014 on either a prospective or retrospective basis.

In March 2013, the FASB issued guidance on when foreign currency translation adjustments should be released to net income. When a parent entity ceases to have a controlling financial interest in a subsidiary or group of assets that is a business within a foreign entity, the parent is required to release any related cumulative translation adjustment into net income. Accordingly, the cumulative translation adjustment should be released into net income only if the sale or transfer results in the complete or substantially complete liquidation of the foreign entity in which the subsidiary or group of assets had resided. The guidance is effective prospectively beginning January 1, 2014. It is not expected to have a material impact in the combined financial results.

In February 2013, the FASB issued guidance for the recognition, measurement and disclosure of obligations resulting from joint and several liability arrangements for which the total amount of the obligation within the scope of the guidance is fixed at the reporting date. Examples include debt arrangements, other contractual obligations and settled litigation. The guidance requires an entity to measure such obligations as the sum of the amount that the reporting entity agreed to pay on the basis of its arrangement among its co-obligors plus additional amounts the reporting entity expects to pay on behalf of its co-obligors. The guidance is effective January 1, 2014 and is not expected to have a material impact in the combined financial results.

Note C
Transactions with IBM

Allocated Costs/Expenses
The Businesses receive support from IBM for certain expenses, such as sales coverage, marketing functions, accounting, treasury, procurement, legal, human resources, information technology, telecommunications, and other IBM corporate and sales support/infrastructure costs. Where practical, shared expenses are allocated to the Businesses on bases that IBM management considers appropriate and provides a reasonable reflection of the utilization of services provided or benefits received by the Businesses during the periods presented on a consistent basis. The allocation bases used include headcount, revenue, gross profit and operating expenses.

Business Process Outsourcing Services, inclusive of International Business Machines Corporation's Customer Relationship Management and Insurance Outsourcing Businesses
September 30, 2013

Allocated amounts included in the accompanying Condensed Combined Statement of Earnings are as follows:

($ in millions)
For the nine months ended September 30:	2013	2012
Selling, general and administrative	$69.6	$58.6
Research, development and engineering	0.1	0.2
Other (income) and expense	1.8	2.2
Total	$71.5	$61.0

Note D
Intangible Assets

The following is a summary of the intangible asset balances by major asset class at September 30, 2013:

($ in millions)
At September 30, 2013:	Capitalized Software	Customer Contracts	Total
Gross Carrying Amount	$2.3	$3.6	$5.8
Accumulated Amortization	(0.6)	(3.5)	(4.1)
Net Carrying Amount	$1.6	$0.1	$1.7

Amortization expense for the nine months ended September 30, 2013 and September 30, 2012 was $0.5 and $0.2 million respectively. The future amortization expense for each of the next four years relating to all intangible assets that are currently recorded in the Condensed Combined Statement of Financial Position are estimated to be the following at September 30, 2013:

($ in millions)
2013 (for Q4)	$0.3
2014	0.7
2015	0.6
2016	0.1
Total	$1.7

Note E
Contingencies and Commitments

From time to time, the Businesses are involved in claims, suits, investigations and proceedings that arise in the ordinary course of business, including actions with respect to contracts, intellectual property (IP), product liability, and environmental matters. In accordance with the relevant accounting guidance, the Businesses provide disclosures of matters for which the likelihood of material loss is at least reasonably possible. In addition, the Businesses also discloses matters based on its consideration of other matters and qualitative factors, including the experience of other companies in the industry, and investor, customer and employee relations considerations.

Business Process Outsourcing Services, inclusive of International Business Machines Corporation's Customer Relationship Management and Insurance Outsourcing Businesses
September 30, 2013

The Businesses record a provision with respect to a claim, suit, investigation or proceeding when it is probable that a liability has been incurred and the amount of the loss can be reasonably estimated. At September 30, 2013 there were no liabilities recorded in the Condensed Combined Financial Statements.

Note F
Income Taxes

The year-to-year change in the effective tax rate primarily reflects the tax benefit that is projected to be realized in certain jurisdictions from the utilization of prior period net operating losses against anticipated 2013 profits.

Note G
Research, Development and Engineering

RD&E expense was $4.0 million and $4.1 million for the nine months ended September 30, 2013 and September 30, 2012 for scientific research and the application of scientific advances to the development of new and improved products and their uses.

Note H
Stock-Based Compensation

The Businesses’ employees and the IBM employees that provide direct support to the Businesses participate in IBM’s various stock-based incentive award plans.

Stock-based compensation cost is measured at the grant date, based on the fair value of the award, and is recognized over the employee requisite service period.

The following table presents total stock-based compensation cost included in the Condensed Combined Statement of Earnings.

($ in millions)
For the nine months ended September 30:	2013	2012
Cost	$1.3	$3.0
Selling, general and administrative	2.1	1.9
Pre-tax stock-based compensation cost	3.4	4.9
Income tax benefits	(1.2)	(1.7)
Total stock-based compensation cost	$2.2	$3.2

Total unrecognized compensation cost related to non-vested awards at September 30, 2013 and September 30, 2012 was $10.1 million and $14.0 million, and is expected to be recognized over a weighted-average period of approximately three years.

Business Process Outsourcing Services, inclusive of International Business Machines Corporation's Customer Relationship Management and Insurance Outsourcing Businesses
September 30, 2013

Note I
Retirement-Related Benefits

The Businesses’ employees and IBM employees that provide direct support to the Businesses participate in IBM’s defined benefit pension plans, defined contribution plans, as well as nonpension postretirement benefit plans, primarily consisting of retiree medical benefits. These benefits form an important part of the Businesses’ total compensation and benefits program that is designed to attract and retain highly skilled and talented employees.

The following table presents a summary of the total retirement-related benefit plan’s impact recorded in the Condensed Combined Statement of Earnings.

($ in millions)
	U.S. Plans	Non-U.S. Plans	Total
For the nine months ended September 30, 2013:
Retirement-related plans cost:
Defined benefit and defined contribution plans cost	$2.3	$21.5	$23.7
Nonpension postretirement benefit plans cost	$0.8	$1.4	$2.2
Total	$3.1	$22.8	$26.0

($ in millions)
	U.S. Plans	Non-U.S. Plans	Total
For the nine months ended September 30, 2012:
Retirement-related plans cost:
Defined benefit and defined contribution plans cost	$1.7	$21.9	$23.6
Nonpension postretirement benefit plans cost	$1.1	$1.3	$2.4
Total	$2.8	$23.2	$26.0

Note J
Segment Information

The following tables reflect the results of operations of the Businesses’ segments consistent with the management and measurement system utilized within the Businesses. The segments represent components of the business for which separate financial information is available that is utilized on a regular basis in determining how to allocate resources and evaluate performance. Performance measurement is based on pre-tax income.

Management System Segment View

($ in millions)
For the nine months ended September 30, 2013	CRM	IIOS	Total Segments
Total revenue	$878.5	$53.1	$931.6
Pre-tax income/(loss)	$68.7	$10.8	$79.6
Pre-tax income/(loss) margin	7.8%	20.4%	8.5%

Business Process Outsourcing Services, inclusive of International Business Machines Corporation's Customer Relationship Management and Insurance Outsourcing Businesses
September 30, 2013

($ in millions)
For the nine months ended September 30, 2012	CRM	IIOS	Total Segments
Total revenue	$906.7	$51.2	$957.9
Pre-tax income/(loss)	$37.2	$8.0	$45.1
Pre-tax income/(loss) margin	4.1%	15.5%	4.7%

($ in millions)
For the nine months ended September 30, 2013	CRM	IIOS	Total Segments
Assets	$353.7	$55.5	$409.2
Depreciation	8.0	0.9	9.0
Capital expenditures	8.5	1.6	10.0

Revenue*

($ in millions)
For the nine months ended September 30:	2013	2012
United States	$337.6	$337.2
United Kingdom	264.6	306.9
Australia	101.8	100.3
Japan	100.1	93.7
Other countries	127.5	119.8
Total external revenue	$931.6	$957.9
*Revenues are attributed to countries based on the location of the client.

Note K
Subsequent Events
The Financial Statements of the Businesses are derived from the financial statements of IBM. Accordingly, the Businesses have evaluated transactions for consideration as recognized subsequent events through the date of April 10, 2014. Additionally, the Businesses have evaluated transactions that occurred as of the issuance of these financial statements, April 10, 2014, for purposes of disclosure of unrecognized subsequent events.

On September 10, 2013, IBM and SYNNEX announced a definitive agreement in which SYNNEX will acquire IBM’s worldwide customer care business process outsourcing services business for $505 million, consisting of approximately $430 million in cash, net of balance sheet adjustments, and $75 million in SYNNEX stock, which represents less than 5 percent equity ownership in SYNNEX. As part of the transaction, SYNNEX will enter into a multi-year agreement with IBM, and Concentrix, SYNNEX’s outsourcing business, will become an IBM strategic business partner for global customer care business process outsourcing services. The transaction will close in multiple stages. The first stage of the transaction closing occurred on January 31, 2014.